As filed with the Securities and Exchange Commission on August 31, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNDER ARMOUR, INC.

(Exact name of Registrant as specified in its charter)

Maryland	52-1990078
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

101 Performance Drive

Baltimore, Maryland 21230

(Address, including zip code, of Registrant’s principal executive offices)

Under Armour, Inc. Fifth Amended and Restated 2005 Omnibus Long-Term Incentive Plan

(Full title of the plan)

Mehri Shadman

Chief Legal and People Officer, Corporate Secretary

Under Armour, Inc.

101 Performance Drive

Baltimore, Maryland 21230

(410) 468-2512

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Reza Taleghani

Chief Financial Officer

Under Armour, Inc.

101 Performance Drive

Baltimore, Maryland 21230

(410) 468-2512

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Under Armour, Inc. (the “Company”) is filing this registration statement on Form S-8 (the “Registration Statement”) pursuant to and in accordance with General Instruction E of Form S-8 to register 20,000,000 additional shares of Class C Common Stock, par value $0.0003 1/3 per share (the “Class C Common Stock”), of the Company, issuable pursuant to the Under Armour, Inc. Fifth Amended and Restated 2005 Omnibus Long-Term Incentive Plan (the “Plan”). The Company registered the issuance of 30,000,000 shares of Class C Common Stock in connection with the Plan on its Registration Statement on Form S-8 (Registration No. 333-210844) filed with the Securities and Exchange Commission (the “Commission”) on April 20, 2016, the issuance of 15,000,000 additional shares of Class C Common Stock in connection with the Plan on its Registration Statement on Form S-8 (Registration No. 333-234809) filed with the Commission on November 21, 2019, and the issuance of 17,000,000 additional shares of Class C Common Stock in connection with the Plan on its Registration Statement on Form S-8 (Registration No. 333-274601) filed with the Commission on September 20, 2023 (collectively, the “Prior Registration Statements”).

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference, except to the extent supplemented, amended or superseded by the information set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents that the Company has previously filed with the Commission are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026;

(b)

The Company’s Annual Proxy Statement on Schedule 14A filed with the Commission on July  15, 2026 (solely to the extent specifically incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026);

(c)	The Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2026;

(d)	The Company’s Current Reports on Form 8-K filed with the Commission on May 12, 2026 (solely with respect to Item 2.05) and August 27, 2026; and

(e)

The description of the Company’s Class C Common Stock, contained in the Company’s Registration Statement on Form 8-A filed with the Commission on March 21, 2016, including any amendment or report filed for the purpose of updating such description, including the description of the Company’s Class  C Common Stock included as Exhibit 4.01 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 24, 2021.

All reports and other documents filed by the Company subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

Certain legal matters with respect to the Class C Common Stock offered and sold pursuant to this Registration Statement will be passed upon for the Company by Mehri Shadman, Chief Legal and People Officer, Corporate Secretary of the Company. As of August 31, 2026, Ms. Shadman owned or had the right to acquire, directly or indirectly, an aggregate of less than 0.1% of the Company’s Class A Common Stock, par value $0.0003 1/3 per share, and less than 0.1% of the Company’s Class C Common Stock. Ms. Shadman is eligible to participate in the Plan and the Under Armour, Inc. Employee Stock Purchase Plans.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.01	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.01 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on February 23, 2022).

4.02	Articles Supplementary setting forth the terms of the Class C Common Stock, dated June 15, 2015 (incorporated by reference to Appendix F to the Preliminary Proxy Statement filed by the Company on June 15, 2015).

4.03	Amended and Restated Bylaws (effective April 1, 2024) (incorporated by reference to Exhibit 3.01 of the Company’s Current Report on Form 8-K filed on March 13, 2024).

4.04	Description of the Company’s Securities Registered Pursuant to Section 12 of the Exchange Act (incorporated by reference to Exhibit 4.01 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 24, 2021).

4.05	Under Armour, Inc. Fifth Amended and Restated 2005 Omnibus Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Commission on August 27, 2026).

5.01	Opinion of Mehri Shadman, Chief Legal and People Officer, Corporate Secretary of Under Armour, Inc.

23.01	Consent of PricewaterhouseCoopers L.L.P.

23.02	Consent of Mehri Shadman (set forth in Exhibit 5.01)

24.01	Power of Attorney (included in signature pages).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Under Armour, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on August 31, 2026.

UNDER ARMOUR, INC.

By:	/s/ Kevin A. Plank
Name:	Kevin A. Plank
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mehri Shadman and Reza Taleghani his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on August 31, 2026.

Signature	Title

/s/ Kevin A. Plank Kevin A. Plank	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Reza Taleghani Reza Taleghani	Chief Financial Officer (Principal Financial Officer)

/s/ Eric J. Aumen Eric J. Aumen	Chief Accounting Officer (Principal Accounting Officer)

/s/ Mohamed A. El-Erian Mohamed A. El-Erian	Chair of the Board

/s/ Douglas E. Coltharp Douglas E. Coltharp	Director

/s/ Jerri L. DeVard Jerri L. DeVard	Director

/s/ Carolyn N. Everson Carolyn N. Everson	Director

/s/ Dawn N. Fitzpatrick Dawn N. Fitzpatrick	Director

/s/ David W. Gibbs David W. Gibbs	Director

/s/ Eric T. Olson Eric T. Olson	Director

/s/ Eugene D. Smith Eugene D. Smith	Director

/s/ Robert J. Sweeney Robert J. Sweeney	Director

/s/ Patrick W. Whitesell Patrick W. Whitesell	Director